Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-3 (SEC file no. 333- 217866) of our report dated June 15, 2015 relating to the consolidated financial statements of Elite Pharmaceuticals, Inc. and Subsidiary appearing in the Annual Report on Form 10-K of the Company for the year ended March 31, 2016. We also consent to the reference to us under the heading “Experts” in such Amendment No. 1 to the Registration Statement.

/s/ Berkower LLC

Iselin, New Jersey

June 2, 2017